Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard J. O’Neil, Jr.
President and Chief Executive Officer
Telephone:	(617) 387-1110

ECB Bancorp, Inc. Announces Expected Conversion Closing Date
and Stock Offering Results

EVERETT, MASSACHUSETTS, July 26, 2022 – ECB Bancorp, Inc. (the “Company” or “ECB Bancorp”), the proposed holding company for Everett Co-operative Bank (the “Bank”), announced today that it has received all required regulatory approvals for the mutual to stock conversion of the Bank (the “Conversion”).  The closing of the Conversion and the Company’s related stock offering are expected to occur at the close of business on July 27, 2022, subject to customary closing conditions, at which time the Company will become the holding company of the Bank.  The shares of the Company’s common stock sold in the offering are expected to begin trading on the Nasdaq Capital Market on July 28, 2022 under the symbol “ECBK.”

As a result of the subscription offering that ended on June 29, 2022, the Company expects to sell a total of 8,915,247 shares of common stock at a price of $10.00 per share, which includes 734,020 shares to be sold to the Everett Co-operative Bank Employee Stock Ownership Plan. Purchasers may confirm their allocations online at https://allocations.kbw.com or by contacting the Stock Information Center at (877) 821-5783 between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

ECB Bancorp’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), expects to mail Direct Registration System Book-Entry statements for shares purchased in the subscription offering and interest checks on or about July 28, 2022.

Luse Gorman, PC has acted as legal counsel to ECB Bancorp and Everett Co-operative Bank.  Keefe, Bruyette & Woods, Inc., a Stifel Company, has acted as marketing agent for ECB Bancorp in connection with the offering, and Nutter McClennen & Fish LLP has acted as legal counsel to Keefe, Bruyette & Woods, Inc., a Stifel Company.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus and the prospectus supplement when accompanied by a stock order form.  The shares of common stock of ECB Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Massachusetts Depositors Insurance Fund or any other government agency.

Forward-Looking Statements
Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.
These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.
The Company and the Bank caution prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.